Listing Report:Supplement No. 137 dated Jan 04, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 433041
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$16,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.50%	Starting borrower rate/APR:	18.50% / 20.72%	Starting monthly payment:	$582.46

Auction yield range:	17.20% - 17.50%	Estimated loss impact:	18.97%
Lender servicing fee:	1.00%	Estimated return:	-1.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1990	Debt/Income ratio:	66%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	30	Length of status:	1y 1m
Amount delinquent:	$3,678	Revolving credit balance:	$621	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	prudent-listing0	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate high interest credits
Purpose of loan:
Consolidate and pay off high interest credit cards with one payment reather than four or five payments.?

My financial situation:
I am a good candidate for this loan because I want to pay off high interest loans in a shorter time with one payment rather than four or five different payments. My wife also works full time and this will be paid off without any problems.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440651
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$337.15

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Jul-1994	Debt/Income ratio:	31%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	7 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	10y 11m
Amount delinquent:	$0	Revolving credit balance:	$910	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	47%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	workinggirl1	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 96% )	660-679 (Latest)
Principal borrowed:	$12,300.00	< mo. late:	1 ( 4% )	660-679 (Oct-2007)
Principal balance:	$4,421.08	1+ mo. late:	0 ( 0% )
Total payments billed:	25
Description
Recently married-Consolidation
Purpose of loan:
I am newly married, and my husband and I want to do some much needed home repairs, as well as pay off some bills. Though I do not pay rent, I am expected to maintain all home repairs.? I put off some repairs in 2009 that I would like to get done this year.? My husband has a small loan and a credit card he would like to pay off.

My financial situation:
I am a good candidate for this because?I do not?have a car payment, ?mortgage or rent payment.?? I have a very secure job at which I intend to stay.?I have a current Prosper loan that will pay off in November 2010.? I have NEVER been late or missed a payment on this loan, even though I took a temporary?pay-cut in 2009 to help the company I work for.? It was a voluntary pay-cut, and I have already?been raised back to my previous salary of $750 gross per week.
I am including only my income information, since the loan is in my name.
Monthly net income: $ 3000

Monthly expenses: $?

Housing: $ 0?
Insurance: $350?
Car expenses: $ 330???
Utilities: $ 220??
Phone, cable, internet: $ 130???
Food, entertainment: $ 300??
Clothing, household expenses $ 200??
Credit cards and other loans: $?650??(includes current Prosper payment)
Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$215.67

Auction yield range:	11.20% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1991	Debt/Income ratio:	159%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	9	Length of status:	9y 6m
Amount delinquent:	$0	Revolving credit balance:	$61,542	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	sincere-peace5	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay down debt
Purpose of loan:
This loan will be used to? pay down credit cards. i cannot wait. i am looking for a zero balance

My financial situation:
I am a good candidate for this loan because? i pay my debts and on time

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	6 / 7	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	14	Length of status:	0y 5m
Amount delinquent:	$6,051	Revolving credit balance:	$3,263	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	19%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	21
Screen name:	worldly-silver	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hotel Renovation
Purpose of loan:
This loan will be used to renovate 15 guest rooms in my hotel, the area has had an increase in room requests due to the finding of a new gold vein and also the construction of a gas pipe line. The restaurant has also been closed for 15 years and I plan on opening it for business.My website is www.wildwestinn.com.

My financial situation:
I am a good candidate for this loan because there is a call for new rooms due to the finding of a gold mine in the area and the start of a gas line.
The late payments on my credit are due only to a workmans comp case were the insurance company did not pay my hospital bill.
Monthly net income: $ 18,000

Monthly expenses: $?8000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$18,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$652.55

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-1996	Debt/Income ratio:	49%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	1y 5m
Amount delinquent:	$0	Revolving credit balance:	$8,264	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	chairman5	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit Cards
Purpose of loan:
Most recently, I moved home to Fort Wayne, Indiana from Chicago, Illinois to be closer to family.? In moving job markets, my salary?was slashed almost 50%.? It took a bit to acclimate to my new salary level causing some overspending.? In the meantime, I have taken steps to stop the use of credit cards?and create a healther financial picture.

My financial situation:
I am a good candidate for this loan because I am not behind on any of my bills.? I pay everything on time.??However, the interest rates and fees on all my credit cards are going up everyday, therefore, I would love the opportunity to pay one monthly payment, without the interest rates upwards of 27%.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440891
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,900.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	26.00%	Starting borrower rate/APR:	27.00% / 29.33%	Starting monthly payment:	$567.47

Auction yield range:	17.20% - 26.00%	Estimated loss impact:	19.50%
Lender servicing fee:	1.00%	Estimated return:	6.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1987	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	6y 0m
Amount delinquent:	$0	Revolving credit balance:	$39,790	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Homeownership:	No
Inquiries last 6m:	0
Screen name:	HealthcareCEO	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Eldercare Company Expanding
Purpose of loan:
This loan will be used to consolidate debt and supplement business expansion.? An established company, Partners Who Care has been providing expert eldercare services to seniors and their families since 2004.? We are a socially conscious company that protects and enhances the overall well-being?of?our frail elderly clients.? We enable them to remain living in their own home with dignity and?autonomy.? We are based in California and are expanding operations statewide in 2010.??We operate in one of the fastest growing consumer business?segments?with strong projected revenue and?earnings.? ?To learn more about the services we provide our clients and why we are a strong candidate for this loan visit our website at www.partnerswhocare.com

My financial situation:
We are a good candidate for this loan because this is our sixth year of operation and we?have grown steadily and strategically.? We are a privately owned company in a highly competitive business?and therefore are not publishing on the web our yearly revenue/expenses/earnings which is contributing to our HR ranking; however, we have been in business six years, have been profitable since year one,?and are currently implementing the expansion of our services throughout Califonia.? Retained earnings and projected cash flow for 2010 will enable expedient repayment of this loan.? Visiting our website at www.partnerswhocare.com and learning more about our company will supply you the confidence for investing in our company and supporting our vision for assisting America's frail elderly population.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440903
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	31.67%	Starting borrower rate/APR:	32.67% / 35.09%	Starting monthly payment:	$329.45

Auction yield range:	14.20% - 31.67%	Estimated loss impact:	15.46%
Lender servicing fee:	1.00%	Estimated return:	16.21%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-1988	Debt/Income ratio:	31%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	8 / 5	Employment status:	Retired
Now delinquent:	0	Total credit lines:	22	Length of status:	16y 10m
Amount delinquent:	$0	Revolving credit balance:	$11,553	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	72%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Lookin4loan	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	13 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,000.00	< mo. late:	0 ( 0% )	620-639 (Jun-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
Need to Reorganize
Purpose of loan:
This loan will be used to?? I would like to reorganize My Dept.for an easier payment.

My financial situation:
I am a good candidate for this loan because? I do pay my bills on time and have a proven record with a Prosper.? I have already had a loan and it was payed in full.? I have No Household expense's

Monthly net income: $ 34,000

Monthly expenses: $
??Housing: $ 0
??Insurance: $?65.00
??Car expenses: $ 233.00 Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $?250.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440907
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.20%	Starting borrower rate/APR:	12.20% / 14.33%	Starting monthly payment:	$666.20

Auction yield range:	11.20% - 11.20%	Estimated loss impact:	10.23%
Lender servicing fee:	1.00%	Estimated return:	0.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-1986	Debt/Income ratio:	21%
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	34	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$18,698	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	agreement-pizza	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to consolidate some?credit card?debt.? I am hoping to get a?much better interest?rate than the credit card issuers are charging.?

My financial situation:
I am a good candidate for this loan because as you will notice from my credit report, I have no late payments on any debt.? I also have a healthy income of $125,000 year, and I currently pay signficantly more than the minimum amounts required on my credit card debt.? Therefore, as a new user, I am hoping that there's no prepayment penalty.? My goal is to payoff this credit card debt in the next 12-18 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440913
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.15%	Starting borrower rate/APR:	6.15% / 6.49%	Starting monthly payment:	$30.49

Auction yield range:	3.20% - 5.15%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	4.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1985	Debt/Income ratio:	67%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	3y 10m
Amount delinquent:	$0	Revolving credit balance:	$119,879	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	palmetto0	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Medical Bills
Purpose of loan:
This loan will be used to??pay? the remaining balances left from my son's medical bills. He's had four surgeries on his ankle do to an accident this past summer. The medical bills are piling up from the Hospital, Surgeon, and Physical Therapist...

My financial situation:
I am a good candidate for this loan because??my credit is good and I pay? all my bills and I?pay them ?on time.. My credit history reflects this...
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440919
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$11,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.40%	Starting borrower rate/APR:	9.40% / 11.50%	Starting monthly payment:	$377.44

Auction yield range:	4.20% - 8.40%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1995	Debt/Income ratio:	19%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	9y 4m
Amount delinquent:	$0	Revolving credit balance:	$37,461	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	compassion-fan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing my vehicle
Purpose of loan:
This loan will be used to?refinance my husband's vehicle that we share.

My financial situation:
I am a good candidate for this loan because? I have always paid monthly bills on time. I am hoping to use Prosper to help reduce and eliminate my outstanding debt.undefined
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440931
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1992	Debt/Income ratio:	26%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$727	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	responsibility-admiral	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
need cataract surgery
Purpose of loan
?????????????????????? HI,
?????????????????????????? I am a 57 year old young man, who has been cooking pizzas and italian food for 30 + years. I was informed by my eye doctor that i am in need of cataract surgey,since I do not have health insurance to cover this expense the cost for the surgery is approx. $6000.00 ?for both eyes.That is why I am asking for your help with this loan. Thank You for your consideration on this loan.?

My financial situation:
I am a good candidate for this loan because? I am a honest and?responsible hard working person , I make enough to make the payments. I sincerely thank everyone at prosper.

Monthly net income: $ 2600.00

Monthly expenses: $
??Housing: $?325.00??Insurance: $ 120.00
??Car expenses: $?553.00??Utilities: $ 105.00
??Phone, cable, internet: $ 46.00
??Food, entertainment:??Clothing, household expenses $??300.00?Credit cards and other loans: $200.00?Other expenses:182.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440937
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1983	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	22 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	38	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$109,089	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	money-amplifier9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Refinancing debt to pay off
Purpose of loan:
This loan will be used to? pay down some credit cards and bills in exchange for lower interest rates.

My financial situation:
I am a good candidate for this loan because? I have never missed any payment of any type. Plus, I will be receiving a raise and a bonus at work in early 2010.

Monthly net income: $ 12,000 with my other sources of income

Monthly expenses: $ 10,930
??Housing: $ 4,250
??Insurance: $ 400
??Car expenses: $ 1,200
??Utilities: $ 300
Phone, cable, internet: $ 180
??Food, entertainment: $ 300
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 3,000
??Other expenses: $ 1,000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440943
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	25.58%	Starting borrower rate/APR:	26.58% / 28.91%	Starting monthly payment:	$1,015.01

Auction yield range:	8.20% - 25.58%	Estimated loss impact:	9.11%
Lender servicing fee:	1.00%	Estimated return:	16.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Nov-1987	Debt/Income ratio:	47%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	14 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$27,825	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	worldly-treasure3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?

Plan to use this loan to pay down credit card debt that will result in improving my overall credit rating as a result of a lower income to debt ratio.

My financial situation:
I am a good candidate for this loan because?

My current credit rating is good at over 700 and has never dropped below 650.? I have a long credit history with no outstanding payments of more than 30 days.? My history shows that my payments are always on time and that I pay off my loans in a timely manner and sometimes early. I have a long history of employment, having worked since the age of 15. I am retired from the military after 22 years of service and receive additional income from that retirement in the amount of $1800 a month. I work in an economically sound industry of healthcare and have worked in my current profession of radiology for 21 years.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440949
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	5.74%	Starting borrower rate/APR:	6.74% / 7.08%	Starting monthly payment:	$30.76

Auction yield range:	3.20% - 5.74%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.14%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1995	Debt/Income ratio:	20%
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$17,455	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	revolutionary8	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit card companies
Purpose of loan:
This loan will be used to pay off credit card debt that I accumulated during my college career. I have recently graduated and am trying to get my debts paid off as soon as possible so I can start moving on to bigger and better things.

My financial situation:
I am a good candidate for this loan because I hate having debt looming over my head. I plan to pay it back VERY quickly. It will be easier to pay off my high-interest debts with large payments than with numerous small payments. I work in a restaurant and my income fluctuates. My "on-paper" earnings are my hourly wages, which doesn't amount to much money over the course of the year. The majority of my income consists of tips which unfortunately are not "provable" income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440959
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1994	Debt/Income ratio:	Not calculated
Credit score:	620-639 (Dec-2009)	Current / open credit lines:	17 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	13y 3m
Amount delinquent:	$0	Revolving credit balance:	$3,775	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	37%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	win_with_jim	Borrower's state:	NewJersey	Borrower's group:	Preferred Professionals
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	23 ( 100% )	620-639 (Latest)
Principal borrowed:	$6,725.00	< mo. late:	0 ( 0% )	640-659 (Jul-2008) 600-619 (Nov-2007) 600-619 (Oct-2007) 520-539 (Sep-2007)
Principal balance:	$1,940.02	1+ mo. late:	0 ( 0% )
Total payments billed:	23
Description
Purchase business equipment
Purpose of loan:
My Landscaping business is still growing, and I am looking to purchase more equipment to fulfill those needs.

My financial situation:
I am owner of a Landscaping business.? www.jimsanswer.com
I have been in business since Oct. 1996.? I plan on significant expansion.? I also do computer consulting.

I have a repeat customer base of over 120 customers, over half of which I have had for?5?to?12 years.
I am honest and dependable.??I have no problem?paying off the loan.? I have made strides in a short period of time to improve my credit and financial situation and look forward to accomplishing my financial goals.?
Thank you for taking the time to look at my listing.??

I have expanded to other ventures in my business.? Construction, and home improvement.? I need the extra equipment to do this.? The work is there.

A loan from prosper would give me the flexibilty and capital to help my business grow at a comfortable rate.

If you have any questions feel free to contact me

Monthly net income: $4200

Monthly expenses: $ 2888
??Housing: $ 975
??Insurance: $ 300
??Car expenses: $ 500
??Utilities: $ 150
??Phone, cable, internet: $ 63
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 300
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440965
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 36.44%	Starting monthly payment:	$102.75

Auction yield range:	14.20% - 33.00%	Estimated loss impact:	16.22%
Lender servicing fee:	1.00%	Estimated return:	16.78%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Sep-1998	Debt/Income ratio:	25%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	19	Length of status:	3y 5m
Amount delinquent:	$0	Revolving credit balance:	$5,287	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	2
Screen name:	2ndchance529	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	15 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,600.00	< mo. late:	0 ( 0% )	600-619 (Dec-2009) 640-659 (Aug-2008) 540-559 (Jan-2008) 520-539 (Oct-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Fin Aid approved after deadline!!
Purpose of loan:
Help!? I?have registered?for my classes but my approved financial aid won't come in time! I am pursuing my degree to enhance my skills as a Social Worker; where I work hard to help those who are severely disadvantaged.? I've paid for part of the fees with my credit cards, but am falling short.? Financial aid states that my aid will not post in time.
My financial situation:
Despite this 'rating', I have had over three years of great credit payment history (haven't been late),?have paid off my previous Prosper loan, and have been approved?for financial aid at school, but the office is not able to post it to my account before the tuition due date.? Once the aid posts, I will be able to refund your loan.??My credit score is only this low due to using my credit cards to pay some of the tuition, thus lowering my available credit. This WILL be paid off. My last listing was 99% funded. I am hoping to make the 100% mark in time for the due date.

Monthly net income: $ 1972
Monthly expenses: $
??Housing: $ 665????
??Insurance: $?80
??Car expenses: $284
??Utilities: $?60
??Phone, cable, internet: $?60
??Food, entertainment: $?100
??Clothing, household expenses $?50
??Credit cards and other loans: $ 150
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440977
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$75.43

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1997	Debt/Income ratio:	12%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,049	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	87%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	47	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	IFGINVEST	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off 2 credit cards
Purpose of loan:
This loan will be used to pay off?2?credit cards to have 1 payment and to mainly?establish credit with prosper.

My financial situation:
I am a good candidate for this loan because after my bankruptcy which was?3 years ago?due to a business that failed after 11 years. I tried my best not to?file for bankruptcy but was left no choice as the business debt was higher than I could come up with personally?at the time. Since the bankruptcy I have purchased a new home, purchased a Durango and obtained a few credit cards to help rebuild my credit and have not missed a payment I know the importance of good credit. I since have invested some in prosper and have over 20k in my personal 401k and stock investments.

Monthly net income: $ 4400.00

Monthly expenses: $ 3157.00
??Housing: $ 1400.00
??Insurance: $ 120.00
??Car expenses: $ 257.00
??Utilities: $ 250.00
??Phone, cable, internet: $ 130.00
??Food, entertainment: $?500.00
??Credit cards and other loans:?appox 500.00?which is paying more than the min payment,

This loan will be paid on time every month please bid with confidence!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440979
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,750.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	5.50%	Starting borrower rate/APR:	6.50% / 6.84%	Starting monthly payment:	$114.93

Auction yield range:	3.20% - 5.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	4.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-2003	Debt/Income ratio:	12%
Credit score:	840-859 (Jan-2010)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	14	Length of status:	6y 2m
Amount delinquent:	$0	Revolving credit balance:	$3,165	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Buenaventura	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Motorcycle Financing
Purpose of loan:
This loan will be used to finance the purchase of a used motorcycle that I'm planning to use to commute to my office.

My financial situation is pretty good. My wife and I have a combined gross annual income of $150k+. We don't have any dependents. The only big expense that we have is a $2,400 monthly mortgage payment. We also make a $400 monthly payment for our car lease.
I am a good candidate for this loan because I've always made my payments on time, have an excellent credit history and a stable well-paid job. Thanks for bidding!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440983
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$800.82

Auction yield range:	3.20% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jan-1995	Debt/Income ratio:	51%
Credit score:	800-819 (Jan-2010)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$18,929	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	phoenix544	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off credit card debt and ultimately be credit card debt free.? I am recently married and we both are bringing considerable credit card debt to the marriage.? We want to start a family, but first we need to get our finances settled.?

My financial situation:
I am a good candidate for this loan because my wife and I are both school teachers.? We have been working for a long time and are tenured.? We have a steady income.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440985
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	29.40%	Starting borrower rate/APR:	30.40% / 32.78%	Starting monthly payment:	$640.06

Auction yield range:	17.20% - 29.40%	Estimated loss impact:	19.72%
Lender servicing fee:	1.00%	Estimated return:	9.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Sep-2005	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	2 / 2	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	6	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,361	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	reward-exec	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making an Independent Film
Purpose of loan:
This loan will be used to start my own independent film production company and commence production on my first full-length feature film. The movie is a romantic teen comedy, something along the lines of American Pie or Pretty in Pink. I already have actors and actresses, as well as an audience of about 10,000 that want to see the movie from having read the short story it is based on. I simply need funding for the equipment and other post-production expenses. I don't have any family nor friends that I can invite to invest in this at the moment. I am alone, but I know that this can work.

My financial situation:
I am a good candidate for this loan because I am a recent college graduate with a degree in business and the potential to make a starting salary of $40,000 in my trained career path. Also, do to the success of recent comedies at the box office, as well as the record-breaking?spending?on movie theaters this year alone,?if the film is in fact made and distributed out, there is a great potential for it recouping the?15 thousand dollars invested in it. Knowing the business and having been trained in business in general, I know that usually in economic downturns and times of unemployment like these, people generally take less vacations and spend more money on quick consumption entertainment such as movies, books, and videogames, which is why I believe that this is the perfect time for me to strike. At this point in time, I have begun a $45,000 salaried job. Also, the actors and actresses have signed contracts to work on a deferred payment basis which drives the cost down. Not only would the funder be helping to make a dream come true but they could also get a film credit.

Monthly net income: $ 3000

Monthly expenses: $ 1070
??Housing: $ 600
??Insurance: $ 0
??Car expenses: $ 30
??Utilities: $ 0, included in housing
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ 140
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440989
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Dec-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	12 / 12	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	52	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$11,407	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	shrewd-benefit	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to repair a very old deck
Purpose of loan:
This loan will be used to?
Home Improvement - For safety and health reason, I really need to replace my side and backyard deck.? I?ve neglected this for some many years and can no longer afford to do so.?

My financial situation:
I am a good candidate for this loan because? I have a good history with paying my bills on time.

Monthly net income: $ My montly net income is $5234.00.? I also own a rental property that brings in 750.00 a month. Monthly expenses: $?

Housing: $ 2013
?Insurance: $ 216.00
?Car expenses: $ 850.00
?Utilities: $ 250.00
?Phone, cable, internet: $ 150.00
?Food, entertainment: $?200.00
?Clothing, household expenses $ 0
?Credit cards and other loans: $ 125.00 (mostly student loans)
?Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440991
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Aug-1992	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	14 / 12	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$84,176	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	moola-futurist	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Trucking School
Purpose of loan:
This loan will be used to obtain comphresive quality training to meet industry standards in the trucking industry.

My financial situation:
I am a good candidate for this loan because of past credit worthiness.?

Monthly net income: $ 6,100.00

Monthly expenses: $ 4,048.00
??Housing: $ 1,375.00
??Insurance: $ 300.00
??Car expenses: $ 324.00
??Utilities: $ 95.00
??Phone, cable, internet: $ 175.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 1,279.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440995
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$301.94

Auction yield range:	11.20% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1996	Debt/Income ratio:	33%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,092	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	tenacious-dollar1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my debt
Purpose of loan:
This loan will be used to?pay off credit card debt

My financial situation:
I am a good candidate for this loan because?I have a secured job.? In addition, my credit score is where it is based on the amount of debt I have and not the result of poor payment practices.?

Monthly net income: $ 3458

Monthly expenses: $
??Housing: $ 1565
??Insurance: $ 83
??Car expenses: $
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 60
??Clothing, household expenses $ 40
??Credit cards and other loans: $ 600
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440997
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Oct-1987	Debt/Income ratio:	54%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	29 / 23	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	58	Length of status:	11y 7m
Amount delinquent:	$0	Revolving credit balance:	$10,532	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	sunshine0401	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
HELP!! Payday Loan Due Soon!!
Purpose of loan:
This loan will be used to pay off my payday?loan, which is due in two weeks, on January 15.

My financial situation:
I needed to take out this loan to pay some bills that were close to being late and to get through the holidays.? My miniature poodle needed to have his spleen removed as he was very ill.? My husband was laid off from his job of 23 years, got a new job (equal to/slightly better pay) in late September, but On October 13, my 45-year-old husband (who seemed very healthy) had a heart attack.? Also, I refinanced my vehicle loan to increase my payments to pay off sooner (before all this happened).? He didn't have any vacation time and no sick pay or vacation pay yet.? Had Aflac, but apparently didn't kick in until 2 weeks after heart attack, so no pay check for two weeks.

I am a good candidate for this loan because I always pay my loans back and pay them back on due dates.? Need to get this payday loan paid off, interest is going to really hurt because I am not going to be able to pay this loan off on its due date and will need to pay the interest and only a small partial payment.? I can only renew this 4 times and then need to pay in full.? I realized it was not a smart thing to do, but I didn't know what else to do at the time and decided I would have to worry about it later.

I work a full-time job 40 hours a week and a part-time job 20 hours a week, every week.? I have worked my full-time job for 11 years 7 months and my part-time job for 1 year 4 months.? I work both jobs as a medical transcriptionist from my home, full-time for a clinic, part-time for a hospital.?

I do not plan on having this loan if I can get it for a full 3 years.? I would pay it off as soon as possible and hopefully be able to take out another one to do some consolidation.? My plan is to be debt free in 3 years.? My husband pays a good portion of our bills and is back to work and doing fine.

Monthly net income: $ 3000 minimum to $3400 (Husband is not applying for this loan, but he has a net monthly income of $4000).

Monthly expenses: $2019.60
??Housing: $ 0 - Husband pays
??Insurance: $ 0 - Husband pays
??Car expenses: $916.26 (Vehicle loan); very minimal gas?$60/month; I work from home as a medical transcriptionist.
??Utilities: $ 90 (water bill)
??Phone, cable, internet: $190 (cable/internet) Husband pays remaining?bills?
??Food, entertainment: $200 (groceries)
??Clothing, household expenses $?No clothing purchases allowed?at this time
??Credit cards and other loans: $ 563.34
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441013
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	9.40%	Starting borrower rate/APR:	10.40% / 12.51%	Starting monthly payment:	$486.83

Auction yield range:	4.20% - 9.40%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1986	Debt/Income ratio:	20%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$72,525	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	49%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	best-p2p-kazoo	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off my credit card debt.?I have three credit cards that I need to pay off and it would be much?easier to make one monthly payment?with a lower interest rate - I should be able to pay it off much quicker.?Once I pay off this debt - I will never use a credit card again unless I can pay it in full each month.

My financial situation:
I am a good candidate for this loan because I have a full time job and I always make my payments on time. I have always paid off my debt.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441037
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 11.93%	Starting monthly payment:	$31.52

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1989	Debt/Income ratio:	13%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	15 / 13	Employment status:	Retired
Now delinquent:	0	Total credit lines:	34	Length of status:	7y 3m
Amount delinquent:	$0	Revolving credit balance:	$38,284	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	determined-compassion0	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Extra cash for emergencies
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441055
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1993	Debt/Income ratio:	11%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	8y 9m
Amount delinquent:	$0	Revolving credit balance:	$11,901	Occupation:	Scientist
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	ore-shower	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying credit card and medical bill
Purpose of loan:
This loan will be used to?
Pay off credit card debt as well as medical bills for myself and my mother.
My financial situation:
I am a good candidate for this loan because? I have a secure job that pays me well.? I can afford the monthly payments, I simply do not have the money needed to pay for immediate needs that are quite costly.? I need to do all that I can to help not only myself, but my?mother at this time.?

Monthly net income: $ 6250

Monthly expenses: $
??Housing: $ Spouse pays housing costs
??Insurance: $ 200
??Car expenses: $ 450
??Utilities: $?150
??Phone, cable, internet: $?120
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 250
??Other expenses: $ 600
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441061
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Nov-1998	Debt/Income ratio:	28%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	22y 0m
Amount delinquent:	$0	Revolving credit balance:	$4,369	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	greenback-wingding	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt @ lower rate
Purpose of loan:
This loan will be used to pay off credit cards and a personal loan. ?

My financial situation:
Although my credit rating is currently only fair, I have an excellent payment history on my credit cards and one personal loan. My Credit Karma "Percent of On-Time Payments" grade is rated at "A". However, my "Open Credit Card Utilization" grade is "D" due to carrying large balances on my credit cards, which is negatively affecting my overall score. I took out a personal loan of $5500 at a high interest in July of 2008 for a 60 month term, and I have managed to pay it down to a current payoff amount of $1097 in just 17 months. My credit card rates are quite high as well, so I'd like to consolidate everything at a lower rate.

Monthly net income: $ 2990
Monthly expenses: $?700
??Housing: $ 800
??Insurance:?$60????
??Car expenses: $ 350
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440424
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	May-2007	Debt/Income ratio:	58%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$4,189	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	kind-market-blanket	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay debt on credit cards

My financial situation:
I am a good candidate for this loan because i don't miss payments and i have a full time job
Monthly net income: $ 1200

Monthly expenses: $ 150.00
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 150.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440458
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.34%	Starting borrower rate/APR:	32.34% / 34.75%	Starting monthly payment:	$437.43

Auction yield range:	11.20% - 31.34%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1998	Debt/Income ratio:	14%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	2y 6m
Amount delinquent:	$0	Revolving credit balance:	$4,891	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	4%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	5
Screen name:	order-gazelle	Borrower's state:	Texas	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
GREAT INVESTMENT! BETTER RETURNS!
Purpose of loan:
This loan will be used to pay off high interest credit card debt and to remodel my home.?This will give me the ability to increase?my credit scores?but more importantly, establish a relationship with the Prosper community.?

My financial situation:
I am a good candidate for this loan because not only do I have the means to pay it back, but?I can pay the loan off within 6-12 months giving investors a quicker return and the flexibility to free up cash flow for larger investments. Do not hesitate to bid on this loan because this maybe the best loan offer you may receive on Prosper yet. If you have any questions please feel free to ask. I thank you for your time and look forward to becoming a lender so I can receive greater returns in the near future. Thanks!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	8.50%	Starting borrower rate/APR:	9.50% / 9.84%	Starting monthly payment:	$480.49

Auction yield range:	3.20% - 8.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	7.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1983	Debt/Income ratio:	29%
Credit score:	860-879 (Jan-2010)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	48	Length of status:	7y 8m
Amount delinquent:	$0	Revolving credit balance:	$14,278	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	14%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	impasse1	Borrower's state:	Virginia	Borrower's group:	Socorro Capital Partners
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To increase my Prosper account
Purpose of loan:
This loan will be used to increase?the holdings in my Prosper Account ( currently 30+ loans).?

My financial situation:
I am a good candidate for this loan because I do not need it.? I currently have more then $15K in my 401K and more then $15K in stocks.? I will leave 3 months of loan payments in the bank account at any given time and will have an account specifly for Prosper payments.? This is a business and will be run as such.? If you want to make money from me making money, this is your chance!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440852
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$108.57

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1980	Debt/Income ratio:	9%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	5 / 3	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	14	Length of status:	29y 7m
Amount delinquent:	$8,264	Revolving credit balance:	$1,273	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	roadking13	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-679 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	660-679 (Nov-2009) 560-579 (Aug-2008)
Principal balance:	$2,668.39	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
2nd Prosper loan, consolidate bills
Purpose of loan:
I want to combine my smaller bills into one to get them paid off faster.? I have been working very hard at repairing my credit to which since the last loan my score has increased from the 560 mark on credit karma it is up to 665.? I feel that if?I can combine all these together I can pay more on these each month and?hopefully instead of the 36 months I can pay off a little faster than the 36 months.? I have worked and strived hard to get my credit to back where?it was which was excellent and I feel I am on my way and this will help me even more to accomplish this goal.? ? The one bill that is in deliquency for $8400 is a Sears CC and balance had fell behind and went to a collection agency back a few years ago when I was having a hard time but I have had a payment plan with them for over a year feel like I am making a lot of progress.? I have talked with this credit company about a reduction in amount taking off interest and late fees and they are willing to work with me.?? Would love to be able to pay these off and therefore I can pay my other bill off much more faster..? It would just relieve some stress and help to get my credit back to top notch standing.? I feel I have made great progress and just need a little help to accomplish my goal.? Please help me to do that.? Please, Please help me to get to a debt free life.? Your help would be a tremendous help in achieving this goal.

Monthly net income: $ 2950

Monthly expenses: $ 2133
??Housing: $ 1236??Insurance: $?53??????????Car expenses: $ 50??Utilities: $?175??Food, entertainment: $ 100? Credit cards?$320? Loans:? $199
My wife pays for part of the bills and me the other part so that is why I have not included some.

Please help me start my new year out on a better note.? Please, Please help me get debt free, please give me a chance to get everything paid off..??I need your help!!? Thank you so much for your consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,400.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$170.21

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-2004	Debt/Income ratio:	16%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	4y 5m
Amount delinquent:	$0	Revolving credit balance:	$15,297	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	37%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	funds-control3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy My Wife A Newer Car
Purpose of loan:
Buy My Wife a newer car.

My financial situation:
I am a good candidate for this loan because. I Always?pay my loans on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440906
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$82.08

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1972	Debt/Income ratio:	36%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	17y 0m
Amount delinquent:	$0	Revolving credit balance:	$7,697	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	3
Screen name:	truth-supporter1	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Upgrade to audio rental property
Purpose of loan:
This loan will be used to?
purchase speakers to complete contracted work in janurary and february.
My financial situation:
I am a good candidate for this loan because?
Old speakers were sold off during the slow fall and early winter. Now I have the contracts but need the equipment to finish the jobs properly.
I will easily be able to pay this loan in full by the end of this february
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440918
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-2007	Debt/Income ratio:	21%
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	10 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$2,313	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	trade-pledge	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying my debts
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440922
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-1998	Debt/Income ratio:	13%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	9
Screen name:	red-stylish-listing	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Get out of Payday Loan Trap
Purpose of loan:
This loan will be used to pay off my pay day loans and free up some of my monthly?income to live on. I am single and I have been in the mortgage business for 25 years. I have a very stable job.

My financial situation:
I am a good candidate for this loan because I pay my bills on time?and I don't have any other debt except my truck.? I am currently in the payday loan trap which is costing me approximately $1500.00 per month.I had to go to the pay day loans because I had unexpected?emergency vet bills for my puppy. I don't have any credit?cards and I pay everything with cash. I need to payoff these loans so I can start living my life again with out the stress of these high interest loans. ?By obtaining a loan from Prosper, I will be able to save approximately $1200.00 per month. It will definately help my situation and my health.

Monthly net income: $ 3000.00

Monthly expenses:?
??Housing: $ 1125.00
??Insurance: $ 180.00????
??Car expenses: $ 240.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 125.00
??Food: $ 200.00
??Credit cards and other loans: $ The only other debt I have is the payday loans which run about $1500.00 per month?
??Other expenses: $ 50.00 (medical)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440934
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 30.68%	Starting monthly payment:	$49.25

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-2008	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	1 / 1	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	2	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$256	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	top-gain-mogul	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
UNION FEE
Purpose of loan:
The purpose of this loan is to help me pay the fee required in order for me to join my local longshormen union, After I have joined the union I will be earning $24 hourly with an average work week of 20-60 hours. credit score by prosper is inaccurate as my credit score is 717
My financial situation:
I am a good candidate for this loan because I already have a part-time job in place that pays weekly and I do intend on keeping this job for even more security until the loan is satisfied. Monthly payments will not be a problem and will be on time, my income will also increase as a result and I forsee this loan being payed off well before the term is complete as I have good credit and do not like to have outstanding debt.
Monthly net income: $
Currently $818 after the loan anywhere from 1200-2200
Monthly expenses: $
??Housing: $?200?I still stay at home just?contribute to a small portion of the mortgage.
??Insurance: $?0 under a relative's insurance.
??Car expenses: $ 0 car is paid off.
??Utilities: $ 0
??Phone, cable, internet: $ 88 cell phone.
??Food, entertainment: $?60 monthly
??Clothing, household expenses $ 0 none.
??Credit cards and other loans: $ 15 monthly.
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440940
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$157.61

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1994	Debt/Income ratio:	14%
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	20y 0m
Amount delinquent:	$0	Revolving credit balance:	$138,093	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	cognizant-power6	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit card
Purpose of loan:
This loan will be used to? to help pay off a part of a credit card and finish paying off a student loan.
My financial situation:
I am a good candidate for this loan because? we have always been on time paying our monthly bills.? This will take away a higher interest rate payment and make the monthly payment easier to manage.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440946
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-2007	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	10 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	10	Length of status:	3y 8m
Amount delinquent:	$0	Revolving credit balance:	$4,953	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	42%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	green-stylish-truth	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
6000
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440950
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Aug-1989	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	5 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	12y 8m
Amount delinquent:	$0	Revolving credit balance:	$15,069	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	85%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	inspired-payout	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440956
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.56%	Starting borrower rate/APR:	25.56% / 27.87%	Starting monthly payment:	$240.34

Auction yield range:	11.20% - 24.56%	Estimated loss impact:	10.61%
Lender servicing fee:	1.00%	Estimated return:	13.95%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1997	Debt/Income ratio:	21%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	20	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$21,451	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	fair-dollar5	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440962
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	15.98%	Starting borrower rate/APR:	16.98% / 19.18%	Starting monthly payment:	$712.86

Auction yield range:	4.20% - 15.98%	Estimated loss impact:	2.17%
Lender servicing fee:	1.00%	Estimated return:	13.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-2000	Debt/Income ratio:	35%
Credit score:	780-799 (Dec-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 3m
Amount delinquent:	$0	Revolving credit balance:	$61,643	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	65%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	guitarjrb	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Declaration of war on my debt!
Purpose of loan:
Time to take care of my debt. I have attempted a few loans here without success. In another attempt, I am offering a portion of my debt at a rate that is equal to what my credit card company's have jacked my interest up to(minus loan costs). I have a great credit score, make $80,000+ per year and have never defaulted on a debt(nor been late). I am frustrated with two things, my lack of judgment while running up my debt and most of all, the credit card company's lack of judgment in stiffing good customers by more than doubling interest rates. With that said, here's what I have and what i'm going to do. I have a Discover Card($12,301) 18%.Visa($23,642), MasterCard($24,653) 9.9% and a Jared Card with($1000) %25. The reason for such madness is that I purchased a house when I was not ready and used the cards for furniture, etc. The debt began during my Military Duty commuting 140 miles a day for duty. I have decided that i'm tired being held back in life by my debt and it is time to go. I offer my interest to hard working individuals rather than the banks that choose to stiff me...and I even offer it at an equal rate. My current budget consists of: $4800(Net pay), and $3500 in costs. The majority of costs are Mortgage and credit card payments. With this loan I will pay off the Jared($1000) the Discover($12,301), $5000 of the MasterCard and the remaining balance of the MasterCard will be transferred to the Discover for 0% for 1 year. The remaining amount of the loan, about $5500 will be stowed away for supporting this prosper loan only. This concludes my plan to consolidate/pay off my debt. I appreciate any interest you have in my listing and vow to settle my debts on time and in full as I have always done. One thing to note is that I have two vehicles which are paid in full which offers the safety of not worrying about unexpected auto costs. If you have questions, please ask and I will publicly respond. This loan will be setup for automatic payments.

Regards
Josh

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440964
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Dec-1989	Debt/Income ratio:	26%
Credit score:	600-619 (Dec-2009)	Current / open credit lines:	6 / 6	Employment status:	Part-time employee
Now delinquent:	4	Total credit lines:	53	Length of status:	7y 0m
Amount delinquent:	$1,335	Revolving credit balance:	$1,237	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	91%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Homeownership:	No
Inquiries last 6m:	0
Screen name:	SaraJade	Borrower's state:	Utah	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	48 ( 81% )	600-619 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	11 ( 19% )	600-619 (Jan-2008) 580-599 (Nov-2007) 600-619 (Sep-2006)
Principal balance:	$445.13	1+ mo. late:	0 ( 0% )
Total payments billed:	59
Description
3rd time borrower!!!
Yay!? I am so excited to be doing this once again.? Seriously!? I just finished paying off my first ever loan here with Prosper.? My credit score has climbed to new heights!? And, so here I am to see if I can keep the "karma" flowing my way.? ;-)

So, here is my current situation.? I have most everything under control.? No late payments anywhere!? However I am trying to clean up my credit report on my own and I have found a few old debts that I would like to pay off and get all the old bad credit off of my report...so that my score can go up even more.? I'm also very close to finishing up what has a been a TWO YEAR battle in hell with a grifter and her posse who hijacked my escrow when my condo?sold!? Yay!? However I would like to use some of that money to also pay off the lawyer who has been helping me out of his own sense of justice for now.

So, the loan is for $3500.? This will help me to pay off?enough of the?old debts to make the rest more managable with my current paycheck,?and pay the lawyer some much deserved cash while we wait for the?escrow funds to be released.??Here is the financial information...not much has changed here.

Income (per month)?-
????Salt Lake Community College (Adjunct Professor) - $1,600
????Salt Lake Public Library (Library Aide) -?$640

????Total - $2,260?

Here is breakdown of how it will be spent:

Old HSBC credit card debt - $2000
Old Verizon bill - $250
Old Questar bill - $150
Lawyer - $1000

Total = $3400
This leaves me with $100 to put towards the remaining bad debt that I am attempting to clean up.

Thanks for looking!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440970
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$82.08

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-2007	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	7	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$91	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	10%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	community-fox0	Borrower's state:	Wyoming	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Carry myself while job training
Purpose of loan:
This loan will be used to? carry myself in between jobs while training for new job. I need to pay bills for 2 months, and the new job starts on the 22nd of this month.

My financial situation:
I am a good candidate for this loan because? I can make the monthly payment for 4 months without income, however income starts at the end of this month.

Monthly net income: $ 1720

Monthly expenses: $
??Housing: $
??Insurance: $ 209
??Car expenses: $ 435.35
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440974
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	21.99%	Starting borrower rate/APR:	22.99% / 25.27%	Starting monthly payment:	$135.47

Auction yield range:	8.20% - 21.99%	Estimated loss impact:	7.02%
Lender servicing fee:	1.00%	Estimated return:	14.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1986	Debt/Income ratio:	35%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$38,102	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	note-shrubbery	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation, pay off 2 cards
Purpose of loan:
This loan will be used to? Pay off 2 credit cards that went to 30% recently.

My financial situation:
I am a good candidate for this loan because... I can easily?afford the monthly payment and I take my debt seriously.? The payment for this loan will replace the minimum monthly payment on 2 of my high interest cards so my monthly expenses will remain the same.? My housing, utilities and phone cable payments are my half of the monthly bill. My husband pays the other half.?I was forced into bankruptcy 5 years ago due to a very very stupid decision to loan a so called "friend" a very large amount of money, only to have them disappear.?? Before that my credit was flawless.? I just need to be given the chance to prove again that I am credit worthy and responsible.? I have learned a very hard lesson.?I will never again?allow myself to be in the situation I found myself 5 years ago.? Since the bankruptcy I have a perfect payment history.?????Thanks for you bid!
Monthly net income: $ 2628

Monthly expenses: $ 2127
??Housing: $ 425
??Insurance: $ 110
??Car expenses: $ 612
??Utilities: $ 95
??Phone, cable, internet: $ 40
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 345
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440980
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$78.80

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1977	Debt/Income ratio:	Not calculated
Credit score:	760-779 (Jan-2010)	Current / open credit lines:	11 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	37y 6m
Amount delinquent:	$0	Revolving credit balance:	$14,093	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	money-youngster	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off loans
Purpose of loan:
This loan will be used to? pay off other personal loans

My financial situation:
I am a good candidate for this loan because? I will pay off the other loans thereby enabling me to pay this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440986
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1996	Debt/Income ratio:	28%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	17 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	0y 2m
Amount delinquent:	$0	Revolving credit balance:	$55,456	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	7
Screen name:	fantastic-balance	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fitness equipment purchase
Purpose of loan:
This loan will be used to help fund the purchase of fitness equipment for our first Koko FitClub in Hoboken, NJ.? I am seeking this route so that I do not have to pay exorbitant leasing interest rates (in the 40's for new business startups). My financial situation:
I had excellent credit until a couple months ago, when I decided to purchase much of my equipment using credit cards with relatively attractive rates.? This in turn raised my credit usage, driving down my score, but you will notice that I still have a perfect payment history. I have already demonstrated that I can run a small business (I have real estate holdings that produce passive income), as well as excel in an executive and managerial function in a medium-size business.? I have both a B.S. in engineering and an M.B.A. from Cornell University.? Koko is a new franchise concept in the fitness industry, and as much as it is a fitness business, it is also an IT business since it revolves around providing IT-enabled, virtual personal training to the customer, at a flat monthly rate no higher than a regular gym membership.? For the business owner, the high level of automation enables a very low overhead, as each location can be staffed with only one person, which in turn leads to profitability in a very short amount of time. I have 12 years of experience in IT systems and Operations, having worked for the past 6 years as Operations Director for an investment research firm in NYC.? To complement my IT experience, I have also hired a Manager for my clubs with over 8 years as a personal trainer and fitness club manager. Monthly net income: $ 7167Monthly expenses: $ 2450
? Housing: $ 400
? Insurance: $ 100
? Car expenses: $ 200
? Utilities: $ 130
? Phone, cable, internet: $ 120
? Food, entertainment: $ 300
? Clothing, household expenses $ 100
? Credit cards and other loans: $ 1200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440988
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1978	Debt/Income ratio:	26%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	7	Total credit lines:	43	Length of status:	13y 6m
Amount delinquent:	$4,390	Revolving credit balance:	$142	Occupation:	Teacher
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	24%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	1
Screen name:	point-zeus	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a Roof Over My Head
Purpose of loan:
This loan will be used to? replace my current roof and install a metal one instead.

My financial situation:
I am a good candidate for this loan because?I am an honest, hard working person that needs just a little help.?

Monthly net income: $3000

Monthly expenses: $
??Housing: $ 485
??Insurance: $82
??Car expenses: $220?
??Utilities: $ 50
??Phone, cable, internet: $ 130
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 50
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 440998
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	29.00%	Starting borrower rate/APR:	30.00% / 32.38%	Starting monthly payment:	$212.26

Auction yield range:	17.20% - 29.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Jul-1983	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	9 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	31	Length of status:	6y 8m
Amount delinquent:	$0	Revolving credit balance:	$49,589	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	keen-camaraderi	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Bills
Purpose of loan:
This loan will be used?to?be used to pay?off?credit cards and end of the year expenses?

My financial situation:
I am a good candidate for this loan because I am honest, hardworking, I run a successful business, always pay my bills?on time and have never defaulted on a loan.

Monthly net income: $ 8000.00

Monthly expenses: $
??Housing: $ 2000.00
??Insurance: $ 300.00
??Car expenses: $ 365.50
??Utilities: $ 80.00
??Phone, cable, internet: $ 75.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 125.00
??Credit cards and other loans: $?700.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441006
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$164.16

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1986	Debt/Income ratio:	60%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$67,805	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	extraordinary-cash9	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying down my credit cards
Purpose of loan:
This loan will be used to?
Paydown my credit cards and help pay a large veterinarian bill.
My financial situation:
I am a good candidate for this loan because?
I have 20+ year of making payments on time and I am reliable.? I have recently had some difficult situations and this loan will help me get back where I need to be.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441022
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	27.40%	Starting borrower rate/APR:	28.40% / 30.75%	Starting monthly payment:	$374.22

Auction yield range:	11.20% - 27.40%	Estimated loss impact:	10.68%
Lender servicing fee:	1.00%	Estimated return:	16.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1996	Debt/Income ratio:	18%
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$166,189	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	order-magician	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
NBC4 Expo, Expenses, Equipment
Purpose of loan:
This loan will be used to?provided funding to pay to exhibit at NBC4?Health & Wellness Expo scheduled for January 16-17, 2010.? This event has over 80,000 people and it is free.? Also,?the loan is needed for business expenses, and equipment for our expansion to offer aerobics.?

My financial situation:
I am a good candidate for this loan because we offer LIFESTYLE CHANGES!? Our members can work out or take advantage of personal training or bootcamps.? Soon we will have group training classing forthcoming in February 2010.?

Our financial situation is somewhat like an accident that finally caught up to us.? We opened our facility in June 2009 and (1) Our equipment had a 8 week delay arriving Aug/Sep 2009, (2) We hired employees that indicated a background in Sales and Marketing, but that was not true, (3) Our SBA loan payment were due after it was funded and during our built out whereas we were not making any money, and (4) we could not do advance sales of memberships before we opened because it required a $50,000 along with a ledger every year listing our customers and depreciated value of the services rendered.

Monthly net income: $ (BUSINESS) $6,000 (PROJECTED IN 2-3 MONTHS) $20,000

Monthly expenses: $
??Housing: $ 3,200
??Insurance: $ 0
??Car expenses: $900?
??Utilities: $ 300
??Phone, cable, internet: $ 193?
??Food, entertainment: $ 200
??Clothing, household expenses $ 200?
??Credit cards and other loans: $ 700
??Other expenses: $ 491 (child care)

Website: www.abcfitnesscenter.com?(photos available because it would not upload)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441028
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,050.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$77.32

Auction yield range:	8.20% - 20.08%	Estimated loss impact:	6.97%
Lender servicing fee:	1.00%	Estimated return:	13.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1988	Debt/Income ratio:	20%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	24 / 24	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	10y 8m
Amount delinquent:	$0	Revolving credit balance:	$96,948	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	marketplace-pro2	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying down bills
Purpose of loan:
This loan will be used to???? pay off bills that came up unexpectedly.??

Car bill - I?need to replace my fuel pump which?is going to?cost approx $1300.???

Medical Bills -I have to deal with a medical?bill for 250 when?I took my wife into the Emergency Room this month?bc she?had an abscessed tooth and was told that they caught?it on time but she had to get it? immediately pulled.??My wife is currently dealing with?diabetes,?fibro myalgia,?and scoliosis and has to take 1 1/2 hydrocodone twice a day for the rest of her life(pain medication),?a muscle relaxant(not certain of the name), and depression medicine. ?I feel bad bc she is?under the age of 40.

I have been working in New York?for approx 20 years and this has been a difficult year?for me bc I am not receiving a bonus this year?for the first time in the past 11 years due to the economy.? I have also been discharged from bankruptcy 9 years ago due to running a business but with the unfortunate consequence of having disagreements with certain financial decisions between me and my other business partners(they got greedy).???I had also incurred 30k in credit card debt to deal with hard times?when we were not getting paid.??The most difficut aspect of this is?all the time value that you invest in tracking your credit bc it felt like I was starting all over again and you try not?getting stressed out and in turn compromising your own health.

It is also not easy when you have 3 kids and you do not have a crystal ball to anticipate things that may?come up.???A portion of my cc debt is due to buying new appliances for my house(washer, dryer, fridge, dishwasher, stove, microwave) over the last?1-2 years. I also had to?make certain repairs on the house like repairing my shower bc?it was leaking downstairs?due to the fact that the previous homeowner did not install a waterboard(waterproof membrane)?in the shower which cost 2k to repair and this house is only 10 years old.??? I also incurred some debt in buying?furniture for the house?over the past 2 years.?

But one of the more painful aspects of my debt is my car loan?currently at 49k.??I got this truck bc my wife has scoliosis and it provided the most comfort for her and it offers my family protection but I am not happy with the payments and that is partly bc I had several lease payments lumped into this contract when I could have waited for a lease pull ahead.

Bottomline, my BK will drop from my records in another year and a half but it has been a long road in dealing with a business circumstance that changed my life financially?bc it came down to the aspect of greed which turned out to benefit my other partners and left me with no money in the bank while they deposited several hundred thousand dollars and they did not have to deal with any financial turmoil.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441040
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1989	Debt/Income ratio:	15%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	26	Length of status:	16y 1m
Amount delinquent:	$7,662	Revolving credit balance:	$1,309	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	17	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	eagle89	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	640-659 (Latest)
Principal borrowed:	$2,500.00	< mo. late:	0 ( 0% )	640-659 (Nov-2009) 660-679 (Sep-2009) 660-679 (Aug-2008) 520-539 (Jul-2008)
Principal balance:	$1,692.50	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Paying off credit cards
I would first like to thank those that bid on my last listing.? So close!? Rating has improved some, so here I am again with a lower amount!
Purpose of loan: This loan will be used to pay off?credit cards.?
I am a good candidate for this loan because I have never been late on a payment for my current loan.?I hope that you will give me the chance to prove myself with a new loan just as I have proved?myself by making timely payments with my current loan.?I have been?working?hard?to overcome financial mistakes I have made in the past. I have made progress in getting a better handle on my finances. My current credit report does show a slight drop in score. This new loan will help me take care of those accounts that caused this small drop. The new loan will also help me to better reach my goal of paying off all my debt. I have not?had any new credit card debt since my last Prosper loan. Medical bills have been the main cause for financial distress. I am enrolled in a?Health?Savings Plan for next year to stay?on top of any new medical bills.? I?have continued to pay down balances since I received my current Prosper loan.? Please let me know if you have any questions.

Monthly income: $4984(net)
Monthly expenses: $4875$1165 - Mortgage$1100 - Auto (payment, insurance, gas)$800 - Utilities (gas, electric, cable, phone, cell phone, internet$500 - Food$700 - Credit Card debt$400 ? Medical$102 ? Current Prosper loan$108 ? Student LoanBalances paid with new loan: $1250
Maximum loan payment: $56
Payments replaced by new loan: $150The $94 a month that will be gained by paying off these balances will used to accelerate the payoff of other debts.Thank you for considering and?bidding on this loan.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 441064
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$97.69

Auction yield range:	8.20% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-2005	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	11 / 11	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	0y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,702	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	income-carnival	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
car repair
Purpose of loan:
This loan will be used to repair vehicle.

My financial situation:
I am a good candidate for this loan because I have good credit and a college degree. I work part time and will soon be working full-time. I do not have any major expenses (do no pay rent).

Monthly net income: $ 1100

Monthly expenses: $ 350
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.